ADMINISTRATIVE SERVICES CONTRACT

                              DELAFIELD FUND, INC.
                                   the "Fund"

                               New York, New York

                                                                October 1, 1994


Reich & Tang Asset Management L.P.
600 Fifth Avenue
New York, New York  10020

Gentlemen:

                  On July 22, 1994, New England Investment Companies, L.P. ("NEIC") became the limited partner and owner of a 99.5% interest in a newly created limited partnership, Reich & Tang Asset Management L.P., a registered investment adviser under the Investment Advisers Act of 1940. Reich & Tang Asset Management, Inc. ( wholly-owned subsidiary of NEIC) is the general partner and owner of the remaining .5% interest of Reich & Tang Asset Management L.P. Reich & Tang Asset Management L.P. has succeeded NEIC as the Manager of the Fund (the "Manager"). This transaction does not result in an "assignment" of the Investment Management Contract with NEIC under the Investment Company Act of 1940, as amended, since there is no change in actual control or management of the Manager caused by this event.

                  The Board of Directors has approved the re-execution of the Administrative Services Contract with the Manager. The re-executed
Administrative Services Contract contains the same terms and conditions governing the Manager's responsibilities as the previous Administrative Services Contract except for the dates of execution and the identity of the Manager.

                  We herewith confirm our agreement with you as follows:

                  1. We propose to engage in the business of investing and reinvesting our assets in securities of the type, and in accordance with the limitations, specified in our Articles of Incorporation, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will furnish you such amendments


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thereto as may be made from time to time.

                  2. a. We hereby employ you as our administrator (the "Administrator") to provide all management and administrative services reasonably necessary for our operation, other than those services you provide to us pursuant to the Investment Management Contract. The services to be provided by you shall include but not be limited to those enumerated on Exhibit A hereto. The personnel providing these services may be your employees or employees of your affiliates or of other organizations. You shall make periodic reports to the Fund's Board of Directors in the performance of your obligations under this Agreement and the execution of your duties hereunder is subject to the general control of the Board of Directors.


                           b. It is  understood  that you will from time to time
employ, subcontract with or otherwise associate with yourself, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder. While this agreement is in effect, you or persons affiliated with you, other than us ("your affiliates"), will provide persons satisfactory to our Board of Directors to be elected or appointed officers or employees of our corporation. There shall be a president, a secretary, a treasurer, and such additional officers and employees as may reasonably be necessary for the conduct of our business.

                           c. You or your affiliates will also provide  persons,
who may be our officers, to (i) supervise the performance of bookkeeping and related services and calculation of net asset value and yield by our bookkeeping agent, (ii) prepare reports to and the filings with regulatory authorities, and
(iii) perform such clerical, other office and shareholder services for us as we may from time to time request of you. Such personnel may be your employees or employees of your affiliates or of other organizations. Notwithstanding the preceding, you shall not be required to perform any accounting services not expressly provided for herein. We will pay to you the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that we shall not bear or pay any costs in respect of any services performed for us by officers of Reich & Tang Asset Management, Inc., your general partner, or officers of your affiliates.

                           d. You or your  affiliates  will also furnish us such
administrative and management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. We will reimburse you for all of our operating costs incurred by you (in

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addition  to  the  personnel   reimbursement  described  in  the  preceding
subparagraph (c)), including rent, depreciation of equipment and facilities, interest and amortization of loans financing equipment used by us and all the expenses incurred by you to conduct our affairs. The amounts of such reimbursements shall from time to time be agreed upon between us. You or your affiliates will also pay the expenses of promoting the sale of our shares (other than the costs of preparing, printing and filing our Registration Statement, printing copies of the prospectus contained therein and complying with other applicable regulatory requirements), except to the extent that we are permitted to bear such expenses under a plan adopted pursuant to Rule 12b-1 under the 1940 Act or a similar rule.

                  3. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

                  4. In consideration of the foregoing we will pay you an annual fee of .20% of the Fund's average daily net assets. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedule as we may agree in writing. You may use any portion of this fee for distribution of our shares, or for making payments to organizations whose customers or clients are our stockholders. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing.

                  5. This Agreement will become effective on the date hereof and shall continue in effect until , 199_ and thereafter for successive twelve-month periods (computed from each ), provided that such continuation is specifically approved at least annually by our Board of Directors and by a majority of those of our directors who are neither party to this Agreement nor, other than by their service as directors of the corporation, interested persons, as defined in the 1940 Act, of any such person who is party to this Agreement. This Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of a majority of our outstanding voting securities, as defined in the 1940 Act, or (ii) by a vote of a majority of our entire Board of Directors, on sixty days' written notice to you, or (iii) by you on sixty days' written notice to us.

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                  6. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

                  7. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

               8. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act.

               If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                                     Very truly yours,

                                                     DELAFIELD FUND, INC.



                                                     By:______________________

ACCEPTED: October 1,  1994


REICH & TANG ASSET MANAGEMENT L.P.

By:  REICH & TANG ASSET MANAGEMENT, INC., General Partner

By: _________________________________


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                                    Exhibit A

                     Administration Services To Be Performed
                    By New England Investment Companies L.P.



Administration Services

         1. In conjunction with Fund counsel, prepare and file all Post-Effective Amendments to the Registration Statement, all state and federal tax returns and all other required regulatory filings.

         2. In conjunction with Fund counsel, prepare and file all Blue Sky filings, reports and renewals.

         3. Coordinate, but not pay for, required Fidelity Bond and Directors and Officers Insurance (if any) and monitor their compliance with Investment Company Act.

         4.       Coordinate the preparation  and  distribution of all materials for Directors, including the agenda for meetings and all exhibits thereto, and actual and projected quarterly summaries.

         5. Coordinate the activities of the Fund's Manager, Custodian, Legal Counsel and Independent Accountants.

         6. Prepare and file all periodic reports to shareholders and proxies and provide support for shareholder meetings.

         7. Monitor daily and periodic compliance with respect to all requirements and restrictions of the Investment Company Act, the Internal Revenue Code and the Prospectus.

         8.       Monitor  daily  the  Fund's   bookkeeping   services   agent's
                  calculation of all income and expense accruals, sales and redemptions of capital shares outstanding.

         9. Evaluate expenses, project future expenses, and process payments of expenses.

         10. Monitor and evaluate performance of accounting and accounting related services by Fund's bookkeeping services agent. Nothing herein shall be construed to require you to perform any accounting services not expressly provided for in this Agreement.